Exhibit 10.8

Capital Increase Agreement

of

Beijing Pinxin Media Culture Co., Ltd.

Between

Liu Chengcheng

Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

Tianjin Zhanggongzi Technology Partnership (Limited Partnership)

Suzhou Industrial Park Gebi Yinghe Venture Capital Partnership (Limited Partnership)

Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership)

Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership)

Hangzhou Jincun Investment Management Partnership (Limited Partnership)

Shenzhen Guohong NO.2 Enterprise Management Partnership (Limited Partnership)

Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd.

Beijing Pinxin Media Culture Co., Ltd.

and

Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership)

Beijing Wentou Huyu Investment Co., Ltd.

[] 2017

Beijing, China

FOR DUE DILIGENCE ONLY

Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd.

The Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. (hereinafter referred to as “this Agreement” or the “Capital Increase Agreement” was signed by the following parties in Beijing, China on [] 2017:

Founder:

1.                                      Liu Chengcheng (hereinafter referred to as the “Founder”)

ID number: 320911198811194339

Address: No. 117, Group 1, Xinhuo Village, Yandu New District, Yancheng City, Jiangsu Province

Company Shareholders:

2.                                      Beijing Xieli Zhucheng Financial Information Service Co., Ltd. (hereinafter referred to as “Controlling Shareholder”)

Address: 5/F and 6/F, No. 34, Haidian Street, Haidian District, Beijing

Legal representative: Liu Chengcheng

3.                                      Tianjin Zhanggongzi Technology Partnership (Limited Partnership) (hereinafter referred to as “Zhang Gongzi”)

Address: 1102-072, 11th Floor, Block G1, TEDA MSD, Second Avenue, Tianjin Economic-Technological Development Area

Executive partner: Liu Chengcheng

Investor Shareholders:

4.                                      Suzhou Industrial Park Gebi Yinghe Venture Capital Partnership (Limited Partnership) (hereinafter referred to as “Gebi Yinghe”)

Address: Room 240, Building 19, Dongsha Lake Equity Investment Center, No. 183, Suhong East Road, Suzhou Industrial Park

Executive partner delegate: Zhu Lin

5.                                      Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership) (hereinafter referred to as “Gebi Lvzhou”)

Address: Room 5430, Shenchang Building, No. 51 Zhichun Road, Haidian District, Beijing

Executive partner delegate: Jiang Tao

6.                                      Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership) (hereinafter referred to as “Xiaodu Investment”)

Address: Room 106-70, Dongfang Building, No. 100 Zhuyuan Road, Nanhu District, Jiaxing, Zhejiang

Executive partner delegate: Hu Hao

7.                                      Hangzhou Jincun Investment Management Partnership (Limited Partnership) (hereinafter referred to as “Jincun Investment”)

Address: Room 614, Guangxin Business Building, No. 58 Xintang Road, Jianggan District, Hangzhou

Executive partner delegate: Wang Huaping

8.                                      Shenzhen Guohong No.2 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Guohong No.2”)

Address: 18D, Tairan Jinsong Building, Tairan Avenue, Shatou Street, Futian District, Shenzhen

Executive partner delegate: Ma Zhiqiang

9.                                      Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd. (hereinafter referred to as “Fenzhong Chuangxiang”)

Address: Private Equity Fund Park, Gongqingcheng, Jiujiang, Jiangxi

Legal representative: Ding Xiaojing

The Company Increasing Capital:

10.                               Beijing Pinxin Media Culture Co., Ltd. (hereinafter referred to as “the Company”)

Address: 601, 6th Floor, 34 Haidian Street, Haidian District, Beijing

Legal representative: Liu Chengcheng

Investor Shareholders Subscribing for this Capital Increase:

11.                               Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership) (hereinafter referred to as “Tianhong Lvyan”)

Address: Room 1248, Office Building 18, Business Center, Meishan Avenue, Beilun District, Ningbo, Zhejiang

Executive partner delegate: Sun Ning

12.                               Beijing Wentou Huyu Investment Co., Ltd. (hereinafter referred to as “Wentou Huyu”)

Address: Room 303, 3/F, Building 56, No.2 Jingyuan North Street, Beijing Economic-Technological Development Area, Beijing

Legal representative: Gao Haitao

(Gebi Yinghe, Gebi Lvzhou, Xiaodu Investment, Jincun Investment, Tianhong Lvyan, Guohong No.2, Fenzhong Chuangxiang and Wentou Huyu are collectively referred to as “Investor Shareholders”; the Controlling Shareholder and Zhang Gongzi are collectively referred to as “Company Shareholders”; the Controlling Shareholder, Zhang Gongzi, Gebi Yinghe, Gebi Lvzhou, Xiaodu Investment, Jincun Investment, Guohong No.2, and Fenzhong Chuangxiang are collectively referred to as “Existing Shareholders”; the Founder, Company Shareholders, Investor Shareholders and the Company are collectively referred to as “the parties” and individually referred to as a “party” in this Agreement)

Preface

A.                                    The Founder is a Chinese citizen who has a residence and has lived for a long time in China.

B.                                    Existing Shareholders are companies incorporated and validly existing under the laws of China.

C.                                    The Company is a limited liability company incorporated and validly existing under the laws of China. As of the date of signing this Agreement, the registered capital of the Company is RMB Eleven Million Five Hundred and Sixteen Thousand Six Hundred and Sixty-two (RMB11,516,662). The Company’s shareholding structure is listed below:

No.	Shareholder name	Holding registered capital (RMB)	Shareholding ratio
1	Controlling Shareholder	8,000,000	69.46%
2	Zhang Gongzi	2,000,000	17.37%
3	Guohong No.2	749,997	6.51%
4	Fenzhong Chuangxiang	249,999	2.17%
5	Gebi Yinghe	233,334	2.03%
6	Jincun Investment	166,666	1.45%
7	Xiaodu Investment	83,333	0.72%
8	Gebi Lvzhou	33,333	0.29%
	Total	11,516,662	100%

Pursuant to the terms and conditions of this Agreement, the parties agree that for this Capital Increase, Tianhong Lvyan will invest RMB Fifty-six Million (RMB 56,000,000) (hereinafter referred to as “Proceeds from Capital Increase Subscription of Tianhong Lvyan”) to the Company to subscribe for the newly registered capital of RMB Four Hundred Sixty Six Thousand Six Hundred and Sixty-six (RMB466,666) of the Company; Wentou Huyu will invest RMB Fourteen Million (RMB14,000,000) (hereinafter referred to as “Proceeds from Capital Increase Subscription of Wentou Huyu”), to subscribe for the newly registered capital of RMB One Hundred and Sixteen Thousand Six Hundred and Sixty-six (RMB116,666); Tianhong Lvyan and Wentou Huyu together will invest RMB Seventy Million (RMB70,000,000) to the Company (hereinafter referred to as “Proceeds from Capital Increase Subscriptions”).

The Company’s newly registered capital is RMB Five Hundred Eighty-three Thousand Three Hundred and Thirty-two (RMB583,332). The registered capital of the Company is increased from RMB Eleven Million Five Hundred and Sixteen Thousand Six Hundred and Sixty-two (RMB11,516,662) to RMB Twelve Million Ninety-nine Thousand Nine Hundred and Ninety-four (RMB12,099,994).

Text of the Agreement

In view of this, according to the relevant laws, regulations and normative documents of China, the parties reach unanimously agreement as follows through friendly negotiation:

1.              Definition

1.1                               Unless otherwise provided in this Agreement or the context of this Agreement otherwise requires, the following expressions have the following meanings in this Agreement:

“This Capital Increase” or “This Transaction”	shall mean the Capital Increase Agreement proposed to be completed under this Agreement

“This Agreement” or “the Capital Increase Agreement”	this Capital Increase Agreement, also including amendments, supplements and adjustments and attachments to this Agreement from time to time through negotiations of the parties.

“Founder”	has the meaning as specified in the Preamble

“Controlling Shareholder”	has the meaning as specified in the Preamble

“Existing Shareholders”	shall have the meaning as defined in Preamble

“Tianhong Lvyan”	has the meaning as specified in the Preamble

“Wentou Huyu”	has the meaning as specified in the Preamble

“Guohong No.2”	shall have the meaning as defined in Preamble.

“Fenzhong Chuangxiang”	shall have the meaning as defined in Preamble.

“Jincun Investment”	shall have the meaning as defined in Preamble.

“Gebi Yinghe”	has the meaning as specified in the Preamble

“Gebi Lvzhou”	has the meaning as specified in the Preamble

“Xiaodu Investment”	has the meaning as specified in the Preamble

“Investor Shareholders”	shall have the meaning as defined in Preamble.

“Majority Shareholders”	the Investor Shareholders holding more than two-thirds (inclusive) of the entire equity held by all Investor Shareholders after this Transaction.

“Preamble”	the part between the title of this Agreement and the Preface of this Agreement.

“Preface”	the Preface of this Agreement.

“Party” and “the Parties”	has the meaning as specified in the Preamble.

“Third Party”	any person other than the parties to this Agreement.

“The Company”	has the meaning as specified in the Preamble

“Shareholders Agreement”	the Shareholders Agreement of Beijing Pinxin Media Culture Co., Ltd. with the same format and content as Annex I of this Agreement.

“Proceeds from Capital Increase Subscriptions”	has the meaning as specified in Preamble of this Agreement

“Newly Registered Capital”	has the meaning as specified in Preamble of this Agreement

“Capital Increase Subscription Price”	has the meaning as specified in Article 3.1.1 of this Agreement

“Delivery”	has the meaning as specified in Article 4.1 of this Agreement

“Delivery Date”	has the meaning as specified in Article 4.1 of this Agreement

“Capital Increase Transaction Documents”	has the meaning as specified in Article 4.1.7 of this Agreement

“Business Plan”	has the meaning as specified in Article 4.1.8 of this Agreement

“Disclosure List”	has the meaning as specified in Article 5.1 of this Agreement

“Board of Directors”	the Company’s board of directors.

“Industrial and Commercial Administration”

the corresponding industrial and commercial administrative department in China responsible for the approval and registration of the establishment, change (including but not limited to Capital Increase, equity transfer, etc.) of the Company.

“Shareholder Meeting”	shareholder meetings of the Company.

“Related Parties”

For the purpose of a specific person, (a) when it is a natural person, the spouse of the person and his immediate family members (whether blood relative or adopted) or any trust established and maintained only for the benefit of the person, the spouse of the person and/or the immediate family members; and (b) when it is any person, the person indirectly or indirectly controlling such specific person through one or more media, controlled by such specific person or jointly controlled together with such specific person.

“Interested parties”

for any person, (a) the person acting as a director, supervisor, manager (director and above) or a partner or a company or organization holding directly or indirectly no less than ten percent (10%) of any kind of equity securities interests, (b) trust or other properties in which the person enjoys a substantial interest or in which the person acts as a trustee or holds a similar position, and (c) any immediate family member or a collateral relative within three generations of such person, the spouse of such person or the immediate family member or a collateral relative within three generations of the spouse of such person.

“Qualified Initial Public Offering”

shall mean the listing and public offering of shares of the Company at stock exchanges in China, the Hong Kong Special Administrative Region or other internationally recognized stock exchanges considered and approved by the general meeting of shareholders according to the securities laws and regulations of the applicable jurisdiction(s). Unless approved respectively in advance by Tianhong Lvyan and Guohong No.2, qualified initial public offering does not include the listing of the Company in the National Equities Exchange and Quotations.

“Contract”	any agreement, arrangement, commitment, stipulation, license, compensation, contract, instrument, lease, permit, permission or binding memorandum of understanding (whether written or not).

“Control”

(including the meaning of the terms “Controlling”, “Controlled” and “Commonly Controlled by”), for the purpose of any person, the authority to directly or indirectly direct the person’s management or policies (related to operational controls, financial controls or other controls), whether by holding securities with voting rights, or by contract or otherwise.

“Subsidiaries”

the Company and other non-natural person parties in which the Company directly or indirectly holds over fifty percent (50%) of the voting rights. As of the signing date of this Agreement, the list of the Company’s subsidiaries is detailed in Appendix I of this Agreement.

“Group Company”	the Company and/or subsidiaries.

“Encumbrance”

(a) any obligation, guarantee for the purpose of any person, or pledge, guarantee, mortgage, lien, security deed, trust deed, retention of rights, security interest or other third party rights conferring any kind of payment priority on it; (b) any easement or guarantee granting the use or possession right to any person; (c) any power of attorney, letter of authority, voting trust agreement, equity interest, option, preemptive right, priority negotiation or refusal right or transfer restrictions in favor of any person; (d) any unfavorable claims relating to ownership, possession or use; encumbrance also includes agreements or arrangements relating to the above.

“RMB”	the legal currency of China.

“Person”

should be interpreted as broadly as possible and should include individuals, partnerships (including but not limited to limited partnerships), companies, associated enterprises, joint stock limited companies, limited liability companies, trusts, joint ventures or cooperative enterprises (including Sino-foreign joint ventures and Sino-foreign cooperative enterprise), non-corporate organizations and government authorities.

“Applicable Laws”

for the purpose of any person, any constitution, treaty, statute, laws, regulations, decrees, guidelines, rules, judgments, common law rules, orders, edicts, rulings, injunctions, government approvals, approvals, grants, licenses, permits, consents, instructions, requirements that apply to such person or any property or business thereof, whether it is effective on or after the date of this Agreement or revised from time to time or re-enacted, or other government restrictions of any government authority or any similar government decrees, or decisions made by it, or relevant provisions relating to the interpretation and implementation of any of the foregoing.

“Taxes”

Any and all taxes payable (including but not limited to any income tax, business tax, stamp duty or other taxes, duties, charges, fees, deductions, fines or withholding taxes imposed, collected or apportioned). “Tax revenue” should also be interpreted accordingly.

“Litigation”	Any litigation, prosecution, legal procedure, claim, arbitration or investigation.

“Loss”

All direct or indirect losses, liabilities, damages, deficiencies, value impairments, litigation, debts, responsibilities, benefits, interests, fines, fees, judgments or reconciliations of any nature or kind, including all related costs and expenses, including but not limited to reasonable lawyer fees and expenses, litigation fees, arbitration fees, reconciliation fees and investigation fees of any kind or nature, whether it is legal or equitable, known or unknown, foreseeable or unforeseeable.

“Known”

When something is “known” to a person, it means something that is actually known to such person. It should be something known after proper consultation and due diligence that should be conducted by such person as a prudent business person in managing its business. Such due diligence includes appropriate consultation with such person and the management, directors, key employees and professional consultants (including lawyers, accountants and consultants) of its related parties.

“Business Day”	any day when China’s banks usually operate public-facing business (except for Saturdays, Sundays and statutory holidays in China).

“Articles of Association”	Articles of Association of Beijing Pinxin Media Culture Co., Ltd. with the same format and content as Annex II of this Agreement.

“Confidential Information”	has the meaning as specified in Article 8.1 of this Agreement

“Government Authority”

any government or its political branch, whether at the federal, central, state, provincial, municipal, or local level, and regardless of administrative, legislative, or judicial nature, including any representative office, authority, council, bureau, committee, court, department, or other institutions.

“Intellectual Property Assets”

all patents, patent applications, registered trademarks, service trademarks, trademark applications, unregistered logos, trade names, registered designs, unregistered design rights, domain names, copyrights, copyright registrations and applications, and all other related rights, inventions, utility models, appearance design, database and all related rights, all computer software including all source code, object code, firmware, development tools, files, records and data, including all storage media for any of the above contents, formulation, design, commercial secrets, confidentialities, proprietary information, proprietary rights, know-how and procedures, and all documents relating to any of the above contents.

“Material Adverse Effect”

material adverse effect on the condition (financial condition or other) of a particular person, the assets associated with it, the results of operations or prospects, or its business (currently or intended to be carried out).

“China”	the People’s Republic of China, but for the purposes of this Agreement, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“Main Business”	Internet commercial media.

“Dispute”	has the meaning as specified in Article 11.4.1 of this Agreement

“Arbitration Commission”	has the meaning as specified in Article 11.4.2 of this Agreement

1.2                               Interpretation. The term “this Agreement” means all of this Agreement and is not a clause, appendix, attachment or other part of this Agreement. Terms, appendices or attachments expressed in this Agreement shall be the corresponding terms, appendices or attachments in this Agreement, unless they are inconsistent with the subject matter or context.

1.3                               Headings. The headings of the terms are for convenience only and shall not affect the interpretation of this Agreement.

1.4                               References. References to the laws of China in this Agreement shall include any laws, regulations, legally binding policies or other supporting legislation in the region. References to the law shall include versions that have been revised or altered from time to time. References to this Agreement or any contract shall be construed as including the relevant contracts that may be amended, supplemented, altered or updated.

1.5                               Appendix and Annex. The appendices and annexes to this Agreement constitute an integral part of this Agreement and have the same legal effect as this Agreement.

2.                                      Pre-delivery Action

2.1                               Application for Intellectual Property Transfer. The Founder, the Controlling Shareholder and the Company undertake that before delivery, the Controlling Shareholder shall commence the legal process of registration change to register the “wow36kr” WeChat public account, the “36kr” Weibo account and all the intellectual property rights in Appendix II under the name of the Company.

2.2                               Changes to the ICP Certificate. The Founder, the Controlling Shareholder and the Company undertake that registration of the operating permit for value-added telecommunications services held by the Controlling Shareholder shall be changed to register it under the name of the Company before delivery.

2.3                               The obligations of the Founder, the Controlling Shareholder and the Company under Article 2.1, 2.2 shall only be deemed fulfilled after confirmation in writing by the Investor Shareholders.

3.                                      Capital Increase

3.1                               This Capital Increase.

3.1.1                     The parties agree that, subject to the fulfillment of the terms and conditions of this Agreement and other Capital Increase Transaction Documents, Tianhong Lvyan shall invest RMB Fifty-six Million (RMB56,000,000) in the Company to subscribe for the newly registered capital of the Company of RMB Four Hundred Sixty Six Thousand Six Hundred and Sixty-six (RMB466,666); Wentou Huyu shall invest RMB Fourteen Million (RMB14,000,000) in the Company to subscribe for the newly registered capital of the Company of RMB One Hundred and Sixteen Thousand Six Hundred and Sixty-six (RMB116,666). The subscription price for each RMB1 of the newly registered capital shall be RMB One Hundred and Twenty (RMB120) (hereinafter referred to as “Capital Increase Subscription Price”) and the premium portion of the Proceeds from Capital Increase Subscriptions paid by Tianhong Lvyan and Wentou Huyu shall be included in the capital reserve of the Company.

3.1.2                     The Proportion of Equity Interest after the Capital Increase is Completed. After the completion of the Capital Increase mentioned in the above Article 3.1.1, the Company’s shareholders and capital contribution ratio shall be as follows:

No.	Shareholder name	Holding registered capital (RMB)	Shareholding ratio
1	Controlling Shareholder	8,000,000	66.116%
2	Zhang Gongzi	2,000,000	16.529%
3	Guohong No.2	749,997	6.198%
4	Tianhong Lvyan	466,666	3.857%
5	Fenzhong Chuangxiang	249,999	2.066%
6	Gebi Yinghe	233,334	1.928%
7	Jincun Investment	166,666	1.377%
8	Wentou Huyu	116,666	0.964%
9	Xiaodu Investment	83,333	0.689%
10	Gebi Lvzhou	33,333	0.275%
	Total:	12,099,994	100%

3.2                               Consent and Waiver. The Existing Shareholders agree to and approve the Capital Increase by Tianhong Lvyan and Wentou Huyu and the subscription for the Newly Registered Capital by Tianhong Lvyan and Wentou Huyu, and waive the pre-emptive right to the above Newly Registered Capital.

3.3                    Time of Payment of the Proceeds from Capital Increase Subscriptions. The parties agree that Tianhong Lvyan and Wentou Huyu shall pay the corresponding Proceeds from Capital Increase Subscriptions to the Company in full on the Delivery Date. On the day when Tianhong Lvyan and Wentou Huyu pay the Proceeds from Capital Increase Subscriptions in full, the Company shall immediately record Tianhong Lvyan and Wentou Huyu and the number and proportion of the shares of the Company held by them in the Company’s shareholder register, and issue the capital contribution certificates with official seal of the Company signed by the legal representative of the Company to Tianhong Lvyan and Wentou Huyu. From the Delivery Date, Tianhong Lvyan and Wentou Huyu shall be entitled to the rights as shareholders of the Company (including but not limited to the right of receiving the Company’s undistributed profits) in accordance with this Agreement and the Shareholder Agreement.

3.4                    Business License Update. Within ten (10) business days after Tianhong Lvyan and Wentou Huyu have paid the Company the full amount of the Proceeds from Capital Increase Subscriptions, the Company shall apply to the Industrial and Commercial Administration for registration of changes in the relevant corporate registration matters due to this Capital Increase (including the filing of the new shareholders of the Company, the Articles of Association and new members in the Board of Directors of the Company) and the update of the business license to reflect that Tianhong Lvyan and Wentou Huyu have paid for the Company’s Newly Registered Capital in accordance with this Agreement and became shareholders of the Company; the Existing Shareholders shall take all necessary actions and sign all necessary documents to assist the Company in completing the registration of changes for this Capital Increase by Tianhong Lvyan and Wentou Huyu.

4.              Capital Increase Delivery

4.1                    Conditions for Capital Increase Delivery. The obligation of Tianhong Lvyan and Wentou Huyu to pay the Proceeds from Capital Increase Subscriptions in accordance with Articles 3.1.1 and 3.3 of this Agreement (hereinafter referred to as “Delivery”) shall be subject to the fulfillment of following preconditions, unless Tianhong Lvyan and Wentou Huyu waive in writing. Delivery shall be conducted on a date agreed by the parties within ten (10) business days after all of the following preconditions are met or waived in writing, or such other date and time agreed by the parties in writing (hereinafter referred to as the “Delivery Date”), by the remote exchange of documents and signatures:

4.1.1          Due Diligence. Tianhong Lvyan and Wentou Huyu have completed and passed due diligence (including but not limited to commercial due diligence, legal due diligence, and financial due diligence) on the Group Company, and the results of due diligence are satisfactory to Tianhong Lvyan and Wentou Huyu; the Founder, the Controlling Shareholder and the Company shall make their best efforts to cooperate with Tianhong Lvyan and Wentou Huyu in the above-mentioned due diligence, including but not limited to arranging customer meetings, providing relevant contracts, as well as legal documents and financial information of the Group Company; the Founder, the Controlling Shareholder and the Company have fully, truthfully and completely disclosed to Tianhong Lvyan and Wentou Huyu in writing the assets, liabilities, equity interests, external guarantees of the Group Company and all information related to this Capital Increase.

4.1.2          Representations and Warranties. The representations and warranties made by the Founder, the Controlling Shareholder and the Company in Appendix III to this Agreement are true, accurate and not misleading in all material respects on the Delivery Date; however, if a representation and warranty clearly refers to the condition on an earlier date before the Delivery Date, the representation and warranty shall be true, accurate and not misleading as of that earlier date.

4.1.3          Performance of Obligations. Existing Shareholders and the Company have properly performed and complied with all agreements, obligations and conditions that are required to be fulfilled or observed upon or before the Delivery contained in this Agreement and the Capital Increase Transaction Documents.

4.1.4          Approval, Consent and Waiver. Existing Shareholders and the Company shall have obtained all the approvals, consents and waivers required to complete this Capital Increase, including but not limited to the corresponding pre-emptive right that Existing Shareholders shall waive, and all permits, licenses, approvals, filings or consents of any government authority or regulatory authority or other persons (other than the industrial and commercial registration) (if any).

4.1.5          No Material Adverse Effects. From the date of signing this Agreement to the Delivery Date, the Group Company has not encountered any material adverse effect events.

4.1.6          Contracts with Key Employees. The Company’s key employees (see Appendix V of this Agreement for the list of key employees) have signed employment agreements with the Company with the form and contents that are satisfactory to Tianhong Lvyan and Wentou Huyu, as well as confidentiality agreements, business strife limitation agreements and non-competition agreements.

4.1.7          Signing of the Capital Increase Transaction Documents. The parties shall have signed the Capital Increase Agreement, the Shareholders Agreement and the Articles of Association and all other ancillary documents required by applicable laws (hereinafter referred to as “Capital Increase Transaction Documents”) for the purpose of this Capital Increase.

If any government authority requires changes to any of the provisions of any Capital Increase Transaction Document upon submission of the Capital Increase Transaction Documents to the relevant government authority for registration, the parties shall promptly negotiate whether to make the required changes. No change shall have legal effect without the written consent of the parties.

4.1.8          Recognition of Future Business Plans by Tianhong Lvyan and Wentou Huyu. The Founder, the Controlling Shareholder and/or the Company shall have submitted to Tianhong Lvyan and Wentou Huyu the detailed research and development plan, promotion plan (hereinafter collectively referred to as “Business Plans”) and the Company’s budget plan for the next twelve (12) months after the completion of this Capital Increase, and the above Business Plans shall have been approved in writing by Tianhong Lvyan and Wentou Huyu.

4.1.9          Approval by Shareholder and Investment Committees. Tianhong Lvyan and Wentou Huyu have obtained approval from their respective shareholders and investment committees or similar organizations for this Capital Increase of the Company and all contents of the Capital Increase Transaction Documents.

4.1.10   Delivery Certificate. The Founder, the Controlling Shareholder and the Company should have delivered a duly signed delivery certificate to Tianhong Lvyan and Wentou Huyu to prove that all Delivery conditions set forth in Article 4.1 herein have been satisfied.

4.2                    Delivery Conditions of the Company, the Controlling Shareholder and the Founder. The obligations of the Company, the Controlling Shareholder and the Founder on the Delivery Date shall depend on the satisfaction of the following prerequisites on or before the delivery Date, unless otherwise waived by the Company, the Controlling Shareholder and the Founder in writing:

4.2.1          Representations and Warranties. The representations and warranties made by Tianhong Lvyan and Wentou Huyu under this Agreement are true and accurate in all material respects on the Delivery Date; however, if a particular representation and warranty expressly states circumstances of an earlier date before the Delivery Date, the representation and warranty shall be true as of that earlier date.

4.2.2          Performance of Obligations. Tianhong Lvyan and Wentou Huyu have properly performed and complied with all agreements, obligations and conditions that are required to be fulfilled or observed upon or before the Delivery Date contained in this Agreement.

5.                           Representations and Warranties

5.1                    Representations and Warranties of the Company, the Controlling Shareholder and the Founder. The Company, the Controlling Shareholder and the Founder respectively represent and warrant to Tianhong Lvyan and Wentou Huyu:

5.1.1          In addition to the disclosures in Appendix IV to this Agreement (hereinafter referred to as the “Disclosure List”, such Disclosure List shall be deemed modification and restriction of the representations and warranties stipulated in Appendix III to this Agreement), the representations and warranties stipulated in Appendix III to this Agreement are true, accurate and not misleading on the date of signature of this Agreement and will be true, accurate and not misleading on the Delivery Date (except for representations and warranties specific to a particular date, and in such circumstances, such representations and warranties shall be true, accurate and not misleading at such date).

5.1.2          Enforceability. Upon signing of this Agreement and Delivery, it shall constitute its legal, valid and binding obligations and enforceability in accordance with its respective terms, unless it is subject to the following restrictions: (a) applicable bankruptcy, insolvency, restructuring or other general applicable laws relating to or affecting the exercise of the rights of creditors; and (b) the applicable results of legal remedies.

5.2                    Representations and Warranties of Tianhong Lvyan and Wentou Huyu. Tianhong Lvyan and Wentou Huyu hereby represent and warrant to the other parties that the following representations and warranties are true, accurate and not misleading as at the date of this Agreement, and are also true, accurate and not misleading as at the Delivery Date that:

5.2.1          Legally Incorporated. They are formally incorporated and validly existing in accordance with the laws of their places of registration.

5.2.2          Authorization. They have all the necessary powers, authorizations and capabilities to sign and perform their obligations under this Agreement and the Capital Increase Transaction Documents proposed under this Agreement. This Agreement and the Capital Increase Transaction Documents proposed under this Agreement shall constitute the valid and binding obligations of Tianhong Lvyan and Wentou Huyu upon signing and delivery (documents that take effect only after approval by relevant government authority are subject to such approval) by Tianhong Lvyan and Wentou Huyu and shall be enforceable against Tianhong Lvyan and Wentou Huyu in accordance with the terms unless subject to the following restrictions: (a) applicable bankruptcy, insolvency, reorganization or other generally applicable laws concerning or affecting the exercise of rights of creditors; and (b) the applicable results of legal remedies.

6.                           Undertakings

6.1                    The Company, the Controlling Shareholder and the Founder make following undertakings to Tianhong Lvyan and Wentou Huyu respectively:

6.1.1          Use of the Proceeds from Capital Increase Subscriptions. They shall ensure that the Proceeds from Capital Increase Subscriptions are used for the execution of the Company’s business plans approved by the Company and Tianhong Lvyan and Wentou Huyu, and not for any other purpose than the Company’s main business. In particular the Proceeds from Capital Increase Subscriptions may not be used to repay the Company’s loans (including but not limited to the loans of RMB Seven Million One Hundred Twenty Three Thousand Five Hundred Twenty One and Thirty Eight Cents (RMB7,123,521.38) in total provided to the Company by the Controlling Shareholder pursuant to the 3 loan agreements signed with the Company on May 8, 2017 and June 5, 2017.

6.1.2          Registered Capital Contribution. They shall ensure that the Existing Shareholders contribute their subscribed capital in full and on time in accordance with the Articles of Association.

6.1.3          Prohibition of Non-main Business. They shall ensure that the Group Company shall only engage in the main business. Unless otherwise agreed in writing by the Investor Shareholders, the Group Company shall not engage in any business other than the main business.

6.1.4          Non-competition. The Founder, the Controlling Shareholder and their related parties or interested parties shall not, before the earlier of the date when the Company complete the Qualified Initial Public Offering or the date Tianhong Lvyan and Wentou Huyu withdraw from the Company, directly or indirectly, alone, together with any other persons or through any other persons, in whatever form: (1) engage in any business related to the business of the Company; (2) conduct new investment (whether through equity or contractual manner) in any entity that engages in the business of the Company, engages in the same business as the Company or engages in business competing with the business of the Company (including research and development and production activities relating to the competing business); or (3) provide advice, assistance or funding to any competitive business.

For the purpose of the Qualified Initial Public Offering of the Company, the Founder, the Company, the Controlling Shareholder shall, at the request and the advice of the intermediaries employed to realize the Qualified Initial Public Offering of the Company or the Investor Shareholders, do their best on the disposal or restriction of the competing business and other related activities that they directly or indirectly own or participate in.

6.1.5          Key Employee Commitments. The Founder, the Controlling Shareholder, the Company shall ensure that the key employees listed in Appendix V of this Agreement are fully committed to the overall management and operation of the Group Company (unless the Board of Directors expressly dismisses their duties), and shall not engage in any business unrelated to the business of the Group Company.

The Founder, the Controlling Shareholder, the Company shall ensure that Feng Dagang, one of the key employees, will not engage in or be associated with or have interests in any business competing or associated with the business of the Group Company, before an earlier date between the date the Company completes the Qualified Initial Public Offering and the date the Investor Shareholders withdraw from the Company.

6.1.6          Non-soliciting. Neither the Founder nor the Controlling Shareholder shall persuade or encourage any employee of the Group Company to accept other employment, or to recruit any employee of the Group Company in other ways; or to provide any form of consultation, guidance, counsel, assistance or funding to any person engaged in a business that competes with the business of the Group Company.

6.1.7          No Encumbrance. Unless otherwise approved in writing by the Investor Shareholders, the Company shall ensure that the Group Company continues to have good and transferable title to its property and assets and will not create any encumbrance on its property and assets. For its leased property and assets, the Company shall ensure that the Group Company complies with its lease contract as a party, and the Company shall ensure that the Group Company has and maintains a valid leasehold interest in the property and assets.

6.1.8          Obtaining Qualification Certificates. The Company shall obtain the necessary qualification certificates for engaging in the main business in accordance with the laws of China before December 31, 2019, including but not limited to the online publishing license, except where the competent authority confirms that the Company’s main business does not require that license.

6.1.9          Change of Business Scope of Huake Technology. The Company, the Controlling Shareholder and the Founder shall, before December 31, 2019, ensure that “organizing cultural and artistic exchange activities (excluding performance); market research; corporate planning; advertising design, production, agency and publication; hosting exhibitions and presentation activities” would be removed from the business scope of Huake Technology.

6.1.10   Transfer of the WeChat and Weibo Accounts. Within two (2) months after the Delivery Date, the Controlling Shareholder shall transfer the 36Kr WeChat official account (wow36kr) and 36kr Weibo account to the Company free of charge, change the registration to register them under the name of the Company, and all the articles, material library, message history, and followers and other contents of the WeChat and Weibo accounts shall be transferred to the Company.

6.1.11   Transfer of the Computer Software Copyright. The Controlling Shareholder shall change the registration of all computer software copyrights in Appendix II to register them under the name of the Company within three (3) months after the Delivery Date.

6.1.12   Transfer of Trademark Rights. The Controlling Shareholder shall change the registration of all trademark rights in Appendix II to register them under the name of the Company within fifteen (15) months after the Delivery Date.

6.1.13   Equity arrangement of shareholders of the Controlling Shareholder. The Company, the Controlling Shareholder and the Founder, and all shareholders of the Controlling Shareholder, shall issue a written document confirming whether to convert their respective equity/shares of the Controlling Shareholder into equity of the Company before December 31, 2019. If, at that time, all or part of the shareholders of the Controlling Shareholder decide to convert the equity/shares, it shall require prior written consent of the Investor Shareholders (which must include the respective prior written consent of Majority Investors, Tianhong Lvyan and Guohong No.2).

If the equity held by the Investor Shareholders is diluted due to the equity/share conversion of the shareholders of the Controlling Shareholder, the Company shall issue a certain amount of newly registered capital to the Investor Shareholders and/or the Controlling Shareholder shall transfer a certain number of equity/shares of the Company to the Investor Shareholders free of charge to ensure that the equity interests of the Investor Shareholders are not subject to unfavorable effects, and all the rights of the shareholders of the Controlling Shareholder shall not be prioritized or preferential to the Investor Shareholders. Otherwise, the shareholders of the Controlling Shareholder shall not convert their equity/shares of the Controlling Shareholder. Taxes and fees (if any) imposed on the Investor Shareholders due to the free transfer and capital increase shall be borne by the Controlling Shareholder.

6.1.14   Protection of Intellectual Property Assets. The Company, the Controlling Shareholder and the Founder shall continue to take all reasonable measures to protect the intellectual property assets owned by the Group Company, including but not limited to carrying out the registration, filing, and application procedures for intellectual property rights such as trademarks, trade names, domain names, copyrights, computer software copyrights, utility models, appearance design and patents related to the main business.

6.1.15   Further Assurance. Before the Delivery Date, the Company, the Controlling Shareholder and the Founder shall jointly and severally (a) cooperate with Tianhong Lvyan and Wentou Huyu to provide all due diligence information required by Tianhong Lvyan and Wentou Huyu; (b) take all necessary or appropriate actions and other measures to complete the transaction proposed under this Agreement, including facilitating the fulfillment of the delivery preconditions specified in Article 4 of this Agreement as soon as practicable; and (c) sign and submit other agreements, certificates, instruments and documents necessary for the entry into force of the terms and objectives of this Agreement, and take or procure the taking of all actions for the purpose of achieving such purposes.

6.1.16   Additional Warranty. Unless required by this Agreement, the Company will not pass resolutions at the shareholders’ meeting or the Board of Directors on the matters listed in Article 9.1 and Article 10.3(1)-(17) of the Shareholders Agreement before the Delivery Date without prior written consent of Tianhong Lvyan and Wentou Huyu. However, the Group Company may conduct its respective business in the same way as before, and pass resolutions and sign contracts in the ordinary course of business.

6.1.17   Compliance. At any time from the Delivery Date, unless Tianhong Lvyan and Wentou Huyu agree otherwise in writing, the Company shall use its reasonable business efforts to ensure that all actions of the Group Company comply with all applicable laws and shall maintain any and all major permits and licenses legal, valid and fully effective.

6.1.18   Exclusive Period. The Company, the Controlling Shareholder and the Founder agree, during the period from the date of this Agreement to an earlier date between (a) the Delivery Date and (b) the date of termination of this Agreement, without the prior written consent of Tianhong Lvyan and Wentou Huyu, the Company, the Controlling Shareholder and the Founder or any of their related person will not:

(1)                                 solicit, initiate, encourage or accept any of the following proposals or offers from any person: (a) any investment in the Group Company; (b) any acquisition of all or any part of the equity interests or assets of the Group Company; (c) acquisition, merger or other form of business combination of the Group Company or its main business; or (d) any capital restructuring, asset restructuring or other abnormal business transaction involving the Group Company or related to the Group Company; or

(2)                                 To sign any agreement, memorandum, letter of intent or similar legal document on the above matters, participate in any discussion, negotiation and other forms of exchanges, or to provide other persons with information related to the above matters, or to cooperate or assist with, or participate in, facilitate or encourage the effort or attempt made by any other person trying to carry out the above matters in any way.

The Company, the Controlling Shareholder and the Founder agree that, during the period from the date of signing of this Agreement to the earlier date between (a) the Delivery Date and (b) when this Agreement is terminated, the Company, the Controlling Shareholder and the Founder shall immediately cease or ensure any other related person to cease all existing discussions, conversations, negotiations and other forms of exchanges with any other person so far on the above matters; if any person puts forth any such proposal or offer, or any person has made any attempt or other contact, the Company, the Controlling Shareholder and the Founder shall immediately notify Tianhong Lvyan and Wentou Huyu and shall, in the notification sent to Tianhong Lvyan and Wentou Huyu, state clear in reasonable details on the identity of the person making the proposal, offer, attempt or contact, and the terms and conditions of such proposal, offer, attempt or other contact.

7.                           Compensation

7.1                    The representations and warranties in Articles 5 of this Agreement and Appendix III and the undertakings in Article 6 of this Agreement shall continue to be in force after the Delivery Date.

7.2                    The Controlling Shareholder shall indemnify and defend other parties for and hold them harmless from all losses arising out of, in connection with, in relation to, or incidental to the direct or indirect breach of representations, warranties, undertakings or agreements made in this Agreement and the Capital Increase Transaction Document by the Controlling Shareholder.

7.3                    The Company and the Founder shall jointly and severally indemnify and defend other parties for and hold them harmless from all losses arising out of, in connection with, in relation to, or incidental to the direct or indirect breach of representations, warranties, undertakings or agreements made in this Agreement and the Capital Increase Transaction Documents by the Company, the Company Shareholders and the Founder.

7.4                    Tianhong Lvyan and Wentou Huyu shall indemnify and defend other parties for and hold them harmless from all losses arising out of, in connection with, in relation to, or incidental to the direct or indirect breach of representations, warranties, undertakings or agreements in this Agreement and the Capital Increase Transaction Document by Tianhong Lvyan and Wentou Huyu.

7.5                    Any of the Investor Shareholders shall severally but not jointly indemnify and defend other parties for and hold them harmless from all losses arising out of, in connection with, in relation to, or incidental to the direct or indirect breach of representations, warranties, undertakings or agreements made in this Agreement and the Capital Increase Transaction Documents by such Investor Shareholder.

7.6                    Tianhong Lvyan and Wentou Huyu shall not be liable for any losses, liabilities, responsibilities, obligations or debts of the Company (whether contractual or otherwise), any taxes or any other matters arising from or relating to events occurring prior to the Delivery Date, except due to the respective reasons of Tianhong Lvyan and Wentou Huyu where shareholders of each investor shall only bear the corresponding responsibility for the direct economic losses caused to the Company by themselves subject to their respective investment amount under this Agreement.

7.7                    Notwithstanding the above, the Founder and the Controlling Shareholder agree to be liable for any losses, liabilities, responsibilities, obligations or debts of the Company (whether contractual or otherwise), any taxes or any other matters arising from or relating to events occurring prior to the Delivery Date (except for those due to reasons of Tianhong Lvyan and Wentou Huyu), unless disclosed in the disclosure list in Appendix IV of this Agreement (subject to Article 7.7 of this Agreement), and the Founder and the Controlling Shareholder shall first pay or bear such losses, liabilities, obligations, debts, taxes or responsibilities with its own funds, and save the Company from paying or bearing such losses, liabilities, obligations, debts, taxes or responsibilities. If the Company actually pays or bears such losses, liabilities, obligations, debts, taxes or responsibilities, at the request of Tianhong Lvyan and Wentou Huyu, the Founder and the Controlling Shareholder shall promptly reimburse the Company for the amount incurred.

7.8                    Notwithstanding the above, and regardless of whether it is disclosed in the disclosure list of Appendix IV of this Agreement, Tianhong Lvyan and Wentou Huyu shall have the right to seek joint indemnity from the Controlling Shareholder, the Founder for the losses caused to the Tianhong Lvyan and Wentou Huyu by the Company’s failure to obtain the necessary qualification certificates for the main business, including but not limited to the operating permit for value-added telecommunications services (ICP certificate) and the online publishing license.

7.9                    For any form of punishment imposed on the Company due to the Company’s failure to obtain the necessary qualification certificates for the main business, including but not limited to the operating permit for value-added telecommunications services (ICP certificate) and the online publishing license, at the request of Tianhong Lvyan and Wentou Huyu, the Founder and the Controlling Shareholder shall promptly reimburse the Company for the amount incurred and the losses suffered.

7.10             Notwithstanding the above, if the Controlling Shareholder fails to complete the transfer of the trademark rights, computer software copyrights, the WeChat and Weibo accounts in accordance with Articles 6.1.10, 6.1.11, 6.1.12 of this Agreement, and still fails to complete within the 60-day grace period given by the Tianhong Lvyan and Wentou Huyu, for each additional day, the Controlling Shareholder, the Company, and Founder shall pay the deferred performance penalty to the Tianhong Lvyan and Wentou Huyu based on Proceeds from Capital Increase Subscription at an interest rate of five over ten thousand per day. The payment of such deferred performance penalty shall not affect other joint liabilities for damages claimed by Tianhong Lvyan and Wentou Huyu based on the losses suffered. The Controlling Shareholder, the Company, and Founder shall be jointly and severally liable for the foregoing.

8.                           Confidentiality and Prohibition of Disclosure

8.1                    Confidentiality. From the date of this Agreement, unless the parties unanimously agree otherwise, each party shall, and shall procure each person under the control of such party to, keep confidential the terms, conditions of this Agreement and any Capital Increase Transaction Documents under this Agreement and their existence, the identity of each party, and any other non-public information received from another party or prepared by such party only relating to this Agreement or the foregoing documents (hereinafter collectively referred to as “Confidential Information”); however, any party may disclose or permit the disclosure of confidential information: (a) to the extent required by applicable laws or any exchange rules; but such party shall, where practicable and to the extent permitted by applicable laws, promptly notify the other parties of the facts and (with the cooperation and reasonable efforts of the other parties) take all reasonable efforts to seek protective orders and confidential treatment or other appropriate remedies; in such cases, such party shall only provide that portion of the confidential information that is legally required to be disclosed, and shall make reasonable efforts to keep such information confidential within the reasonable requirements of any other parties; (b) for the purpose of performing its obligations in connection with this Agreement, to its managers, directors, employees, investors, partners, shareholders and professional advisers on a need-to-know basis, as long as such party informs each person who obtains any confidential information disclosed of the confidential nature of such confidential information, and such person promises to abide by the same confidentiality obligations regarding the confidential information as such party. For the avoidance of doubt, confidential information does not include the following: (i) information that the recipient has legally obtained before the disclosure by the disclosing party, and (ii) information known to the public not due to the disclosure by the recipient in violation of Article 8 of this Agreement; or (iii) information legally obtained by the recipient from a third party and the recipient does not know if the third party is violating any legal or contractual obligation of not disclosing that information to it.

8.2                    Publication of Information. Without the prior written consent of the parties, the parties may not publish any information on this Agreement and any Capital Increase Transaction Documents and this Capital Increase through press conferences, meetings, advertisements, announcements, professional or industry publications, marketing materials, or otherwise.

9.                           Termination

9.1                    Termination of the Agreement. Subject to other terms of this Agreement, this Agreement and the transactions contemplated under this Agreement shall be terminated as agreed in writing by the parties. If the delivery is not completed within forty-five (45) business days from the date of this Agreement due to reasons of the Company, the Company Shareholders and the Founder (rather than inaction of government authorities, force majeure, reasons of the Guohong No.2 and Fenzhong Chuangxiang or other similar reasons), or the Company, the Existing Shareholders, and/or the Founder have material breaches under this Agreement or the Shareholders Agreement, Tianhong Lvyan and Wentou Huyu shall have the right to terminate this Agreement unilaterally after notifying the other parties in writing, and this Agreement shall be terminated immediately upon such a written notice by Tianhong Lvyan and Wentou Huyu, except for the liability for damages of the Existing Shareholders and/or the Company as set forth in Article 7 of this Agreement.

If the delivery is not completed within forty-five (45) business days from the date of this Agreement due to the reasons of Tianhong Lvyan and Wentou Huyu (rather than inaction of government authorities, force majeure, reasons of the Company and/or the Existing Shareholders or other similar reasons), the Company (and on behalf of the Controlling Shareholder, Zhang Gongzi and the Founder) and the Existing Shareholders shall have the right to terminate this Agreement unilaterally after notifying Tianhong Lvyan and Wentou Huyu in writing, and this Agreement shall be terminated immediately upon the such a written notice by the Company and the Existing Shareholders, except for the liability for damages of Tianhong Lvyan and Wentou Huyu as set forth in Article 7 of this Agreement.

9.2                    Effect of Termination. If this Agreement is terminated in accordance with the provisions of Article 9.1 above, this Agreement shall immediately be invalidated and cease to have effect. In order to avoid ambiguity, if Tianhong Lvyan and Wentou Huyu unilaterally terminate this Agreement pursuant to Article 9.1 above, Tianhong Lvyan and Wentou Huyu shall not assume any responsibility for their unilateral termination of this Agreement. Meanwhile, if the Company and the Existing Shareholders unilaterally terminate this Agreement pursuant to Article 9.1 above, the Company, Company Shareholders, the Founder, the Existing Shareholders shall not assume any responsibility for their unilateral termination of this Agreement.

9.3                    Survival. Regardless of the contrary provisions of any terms, the provisions of Article 8 (Confidentiality and Prohibition of Disclosure), Article 9 (Termination), Article 10 (Cancellation of the Agreement), Article 11.3 (Applicable Laws), and Article 11.4 (Dispute Resolution) shall survive the expiration of the term or termination of this Agreement.

10.                    Cancellation of the Agreement

10.1             Cancellation of the Agreement. This Agreement may be cancelled when:

10.1.1   The parties to this Agreement agree to terminate this Agreement in writing;

10.1.2   Any party to this Agreement may cancel this Agreement by giving notice in writing to the other parties of this Agreement at least ten (10) business days in advance in the following circumstances:

(1)                                 The representations or warranties in this Agreement of any party to this Agreement are materially untrue, inaccurate or significantly omitted when the representations or warranties are made or on the Delivery Date;

(2)                                 Any party to this Agreement fails to fulfill the commitments, undertakings and obligations under this Agreement in accordance with the provisions of this Agreement, and fails to take effective remedial measures within thirty (30) days upon a written demand issued by the other parties to this Agreement.

10.2             Effect of the Cancellation of the Agreement.

10.2.1   After this Agreement is cancelled in accordance with the provisions of Article 10.1 above, this Agreement shall immediately become invalid.

10.2.2   After the cancellation of this Agreement, the parties to this Agreement shall return the considerations received under this Agreement from other parties in accordance with the principles of fairness, reasonableness, and good faith, and make the best attempt to restore the state of affairs before the signing of this Agreement.

10.2.3   After the cancellation of this Agreement, all rights and obligations of the parties under this Agreement shall be terminated, except for the liability for damages of the parties as set forth in Article 7 of this Agreement.

10.3             Survival. Regardless of the contrary provisions of any terms, the provisions of Article 8 (Confidentiality and Prohibition of Disclosure), Article 9 (Termination), Article 10 (Cancellation of the Agreement), Article 11.3 (Applicable Laws), and Article 11.4 (Dispute Resolution) shall survive the cancellation of this Agreement.

11.                    Other Provisions

11.1             Binding Force; Transfer. No party may transfer any of its rights and/or obligations under this Agreement without the prior written consent of the other parties; however, Investor Shareholders shall have the right to transfer the rights, interests and obligations under this Agreement to their related parties without the consent of other parties. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and transferees of the parties of this Agreement.

11.2             Costs. The parties shall each bear the taxes incurred in the execution and performance of this Agreement as required by laws of China. If the delivery under this Agreement fails to be completed due to reasons not attributable to any party, all costs incurred by the parties in the preparation, execution and performance of this Agreement shall be borne by each of the parties respectively.

11.3             Applicable Laws. This Agreement is governed by and construed in accordance with the law of China in all respects.

11.4             Dispute Resolution.

11.4.1   Any dispute, contradiction or claims (each referred to as a “dispute”) arising out of or relating to this Agreement, or the interpretation, violation, termination or validity of this Agreement shall first be resolved through negotiation by the parties to the dispute. The negotiation shall commence immediately upon the written notice requesting negotiation from any party to the other parties to the dispute.

11.4.2   If the dispute is not resolved within fifteen (15) days from the date of the notice, any party to the dispute may submit the dispute to the Beijing Arbitration Commission (hereinafter referred to as the “Arbitration Commission”) for arbitration application.

11.4.3   Arbitration shall be conducted in Beijing under the auspices of the Arbitration Commission. The arbitral tribunal shall consist of three (3) arbitrators. The applicant shall select one (1) arbitrator, and the opposing party shall jointly select one (1) arbitrator. The two (2) arbitrators shall jointly select the third arbitrator as the chief arbitrator of the arbitral tribunal; if any member of the arbitral tribunal is not appointed within fifteen (15) days after the date of receipt of the arbitration notice issued by the Arbitration Commission, the relevant arbitrator shall be appointed by the director of the Arbitration Commission.

11.4.4   The arbitration proceedings shall be conducted in Chinese. The arbitral tribunal shall conduct arbitration in accordance with the arbitration rules enforced by the Arbitration Commission at the time of arbitration. However, in case of any contradiction between the rules and the provisions of Article 11.4 of this Agreement, including the provisions on the appointment of arbitrators, the provisions of Article 11.4 of this Agreement shall prevail.

11.4.5   The arbitrator shall resolve any disputes submitted by the parties in strict accordance with the substantive law of China; however, if the laws promulgated by China have no provision on a certain issue, the international legal principles and practices shall apply.

11.4.6   Any party to the arbitration shall cooperate with the other parties to the arbitration. Unless being subject to the confidentiality obligations of the party, the party shall fully disclose and allow the other party to fully access all information and documents required by the other party in connection with the arbitration proceedings.

11.4.7   Unless otherwise ruled by the arbitral tribunal, the arbitration fee shall be borne by the losing party.

11.4.8   In the event of any dispute and arbitration of the dispute, except for the matter under dispute, the parties shall continue to perform their respective obligations under this Agreement and shall have the right to exercise their rights under this Agreement.

11.4.9   The arbitral tribunal’s decision shall be final and binding on the parties, and the winning party may apply to the competent court for the enforcement of the decision.

11.4.10 Before the formation of the arbitral tribunal, each party has the right to apply for temporary injunctive relief from any competent court.

11.4.11 In the course of hearing the dispute by the arbitral tribunal, this Agreement shall continue to be performed except for the part that is under dispute and subject to arbitration.

11.5             Entire Agreement. This Agreement and the other Capital Increase Transaction Documents and its related appendices and schedules to be signed under this Agreement constitute the entire understanding and agreements between the parties on the subject matter under this Agreement and supersede all previous written or verbal understanding or agreements on the subject matters related to this Agreement. In order to avoid ambiguity, this Agreement does not waive, replace or rescind the obligations and responsibilities under the capital increase agreement signed by the Founder, the Company Shareholders, and the Company with other Investor Shareholders apart from Tianhong Lvyan and Wentou Huyu.

11.6             Notice. Except as otherwise provided in this Agreement, all notices, requests, waivers or other communications made under this Agreement shall be in writing and shall be deemed formally served in the following circumstances: (a) delivered by hand: the date indicated on the receipt signed by the person being notified and obtained by the notify party, address as listed in Appendix I to this Agreement; (b) delivered by registered mail: the 5th day from the date indicated on the receipt for domestic registration mail held by the notify party, address as listed in Appendix I to this Agreement; (c) facsimile transmission: the date of receiving a confirmation for successful transmission after sending to the number listed in Appendix I to this Agreement; (d) Express Mail Service: the third day from the date of the postmark on the delivery voucher held by the notify party, address as listed in Appendix I to this Agreement; or (e) E-mail: the date of successful sending displayed on the sender’s e-mail system.

To deliver communications under this Agreement in any of the above ways, the sending party shall immediately send each communication of notice under this Agreement to the receiving party by e-mail (e-mail address as listed in Appendix I to this Agreement) or by telephone at the same time.

If the service address or contact information of any party changes during the term of this Agreement, the changing party shall immediately notify other parties on the day of such change. When the disputes related to this Agreement are involved in arbitration or civil proceedings, and when any party changes its address, the party shall fulfill the notice obligation of service address change to the arbitration institution or the court. Any liability or loss arising from the failure to perform such notice obligation shall be borne by the changing party.

If any party to this Agreement fails to fulfill the notice obligation of service address change in the manners described above, the service address provided in Appendix I to this Agreement shall still be deemed valid. If the legal instruments are unable to be actually received by the parties or delivered by post due to reasons such as inaccurate service address provided or confirmed by the parties to this Agreement, failure to promptly notify other parties and the court pursuant to the procedure after changing the service address, or refusal to receive and sign the notice by the parties concerned or the designated recipient, the date of the notice being returned shall be deemed the date of service; if it is delivered directly, the date on which the service person records the on-the-spot circumstances on the service receipt shall be deemed the date of service; if the notice obligation of service address change is fulfilled, the service address after the change shall be the valid service address. The court, when serving by mail, may serve directly to the service address specified by the above-mentioned parties in this Agreement, and the court instruments served by mail shall be deemed legally served even if the party fails to receive such instruments served by the court.

The applicable scope of the service addresses stipulated in Appendix I to this Agreement includes documents such as notices, agreements when the parties to this Agreement are not resolving a dispute through litigation or arbitration procedures, and the service of relevant documents and legal instruments in the event of disputes arising from this Agreement. It also includes the first instance, second instance, retrial and enforcement procedures when the relevant dispute is subject to arbitration or civil proceedings.

When a dispute related to this Agreement is subject to arbitration or civil proceedings, if a party responds to the case and submit a confirmation of the service address directly to the arbitration institution or the court, and such confirmed address is inconsistent with the service address confirmed prior to the case, the service address confirmed and submitted to the arbitration institution and the court shall prevail (the manners and legal consequences of service stipulated herein shall also apply to such service address).

11.7             Modification and Waiver. Any terms of this Agreement shall only be modified with the written consent of the parties. Any modification or waiver that is in force under Article 11.7 of this Agreement shall be binding on all parties to this Agreement and its successors, inheritors, executors, administrators, and assignees of the parties to this Agreement.

11.8             Delay or Omission. Any party’s delay or omission to exercise the rights, powers or remedies granted to them due to other party’s breach or non-performance of this Agreement shall not prejudice such party’s rights, powers or remedies, nor shall it be deemed a waiver or default of such breach or non-performance or a similar breach or non-performance hereafter, nor shall it be deemed a waiver of any other breach or non-performance occurred before or after this. A waiver, permission, consent, or approval of breach or non-performance of any nature or characteristics of this Agreement, or a waiver of any of the terms or conditions of this Agreement, shall be made in writing and shall only be valid within the scope of such written provision. Any relief provided to any party under this Agreement according to law or otherwise shall be cumulative, rather than just selecting one of them.

11.9             Severability. In the event that any provision of this Agreement is invalid or unenforceable, such provision shall be construed to the practicable extent, to enable its execution and the completion of the transactions stipulated in this Agreement on substantially the same terms as previously stated. If no viable interpretation would allow the provision to be retained, it should be excluded from the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall remain in full force, unless the excluded terms are crucial to the rights and interests intended to be enjoyed by the parties. In such circumstances, the parties shall make their best efforts to come up with a valid and enforceable replacement clause or agreement through negotiation in good faith to realize the parties’ intention at the time of entering into this Agreement to the greatest extent.

11.10      Joint Liability. The obligations of the Founder, Controlling Shareholder and the Company under this Agreement and other Capital Increase Transaction Documents are joint liabilities.

11.11      Non-joint Liability. The obligations of the Investor Shareholders under this Agreement and other Capital Increase Transaction Documents are not joint liabilities.

11.12      Non-violation. Any agreements or documents that should be entered into under this Agreement shall not violate the spirit and principles of this Agreement.

11.13      Language. This Agreement is executed in Chinese.

11.14      Counterparts. This Agreement may be executed in any number of texts. All texts are originals, but all texts together constitute a single document.

11.15      Priority of Authority. The authority of this Agreement is superior to that of the Articles of Association. In the event of a conflict between the provisions of the Articles of Association and this Agreement, the provisions of this Agreement shall prevail.

11.16      Entering into Force. This Agreement shall become effective on the date of official signature and seal (if applicable) by all the parties.

(There is no text below, next page is for signature)

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Liu Chengcheng

Signature:

Beijing Pinxin Media Culture Co., Ltd.

(Seal)

Legal representative:

Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

(Seal)

Legal representative:

Tianjin Zhanggongzi Technology Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Suzhou Industrial Park Gebi Yinghe Equity Investment Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Hangzhou Jincun Investment Management Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Shenzhen Guohong No.2 Enterprise Management Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd.

(Seal) [Chopped: Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd. 3604820009040]

Legal representative: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership)

(Seal)

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Beijing Wentou Huyu Investment Co., Ltd.

(Seal)

Executive partner delegate:

Signature page

List of Appendices

Appendix I	List of Subsidiaries
Appendix II	List of Assets Proposed to be Transferred
Appendix III	Representations and Warranties of the Company, the Controlling Shareholder and the Founder
Appendix IV	Disclosure List
Appendix V	List of Key Employees
Appendix VI	Address for Notice

Appendix I

List of Subsidiaries

Tianjin 36 Hearts Technology Co., Ltd.

Beijing Point 72 Creative Interactive Media Culture Co., Ltd.

Appendix II

List of Proposed Transfer of Assets

I. Trademarks

KrTV (No. 15589656, Class 41), KrTV (No. 15589653, Class 9), KrTV (No. 15589654, Class 35), KrTV (No. 15589655, Class 38), KrTV (No. 15589657, Class 42), NEXT (No. 15309505, Class 9), NEXT (No. 15309505, Class 41), NEXT (No. 15309505, 42), WISE (No. 15589660, Class 38), WISE (No. 15360032, Class 41), WISE (No. 15589635, Class 42), WISE (No. 15589658, Class 9), 氪加 (No. 15113594, Class 9), 氪加 (No. 15113594, Class 16), 氪加 (No. 15113594, Class 35), 氪加 (No. 15113594, Class 36), 氪加(No. 15113594, Class 38), 氪加 (No. 15113594, Class 41), 氪加 (No. 15113594, Class 42), 氪加 (No. 15113594, Class 45), KRVIDEO (No. 16003572, Class 41), To B 行家说 (No. 20611356, Class 35), ToB 行家说 (No. 20611355, Class 38), To B 行家说 (No. 20611354, Class 41), KRLASS (No. 183013733, Class 35), KRLASS (No. 18301372, Class 38), KRLASS (No. 18301371, Class 41), KRLASS (No. 18301370, Class 42), KRLASS (No. 18301369, Class 43), KRLASS (No. 18301368, Class 45), KRLASS (No. 18301374, Class 9).

36kr (No. 16216719, Class 12) , 36kr (No. 16216728, Class 34), 36kr (No. 16216725, Class 24), 36kr (No. 16216721, Class 15), 36kr (No. 16216722, Class 17), 36kr (No. 16216724, Class 23), 36kr (No. 15589617, Class 7), 36kr (No. 15589615, Class 11), 36kr (No. 16216723, Class 22), 36kr (No. 16216726, Class 26), 36kr (No. 15589620, Class 3), 36kr (No. 16216727, Class 27), 36kr (No. 16216720, Class 13), 36kr (No. 15589619, Class 4), 36kr (No. 15589621, Class 2), 36kr (No. 15589622, Class 1), 36kr (No. 15589616, Class 10), 36kr (No. 15589618, Class 5), 36kr (No. 15323976, Class 20), 36kr (No. 15323974, Class 18), 36kr (No. 15024737, Class 9), 36kr (No. 15323973, Class 14), 36kr (No. 15360033, Class 16), 36kr (No. 15323988, Class 45), 36kr (No. 15323987, Class 40), 36kr (No. 15323986, Class 39), 36kr (No. 15323985, Class 37), 36kr (No. 15323984, Class 33), 36kr (No. 15323983, Class 32), 36kr (No. 15323982, Class 31), 36kr (No. 15323981, Class 30), 36kr (No. 15323980, Class 29), 36kr (No. 15323979, Class 28), 36kr (No. 15323978, Class 25), 36kr (No. 15323977, Class 21), 36kr (No. 15323975, Class 19), 36kr (No. 15323972, Class 8), 36kr (No. 15323971, Class 6), 36kr (No. 12901487, Class 36), 36kr (No. 12901617, Class 42), 36kr (No. 12901737, Class 43), 36kr (No. 13894004, Class 41), 36kr (No. 12901443, Class 35), 36kr (No. 13893969, Class 38)

36氪 (No. 15589614, Class 1), 36氪 (No. 15589613, Class 2), 36氪 (No. 15589612, Class 3), 36氪 (No. 15589611, Class 4), 36氪 (No. 15589610, Class 5), 36氪 (No. 15323953, Class 6), 36氪 (No. 15589609, Class 7), 36氪 (No. 15323954, Class 8), 36氪 (No. 15024738, Class 9), 36氪 (No. 15589608, Class 10), 36氪 (No. 15589607, Class 11), 36氪 (No. 15589606, Class 12), 36氪 (No. 15589605, Class 13), 36氪 (No. 15323955, Class 14), 36氪 (No. 15589604, Class 14) , 36氪 (No. 15589601, Class 15), 36氪 (No. 15113596, Class 16), 36氪 (No. 15589600, Class 17), 36氪 (No. 15323956, Class 18), 36氪 (No. 15323957, Class 19) , 36氪 (No. 15323958, Class 20), 36氪 (No. 15323959, Class 21), 36氪 (No. 15589599, Class 22), 36氪 (No. 15589598, Class 23), 36氪 (No. 15589597, Class 24), 36氪 (No. 15589596, Class 26), 36氪 (No. 15589595, Class 27), 36氪 (No. 15323961, Class 28), 36氪 (No. 15323962, Class 29), 36氪 (No. 15323963, Class 30), 36氪 (No. 15323964, Class 31), 36氪 (No. 15323965, Class 32), 36氪 (No. 15323966, Class 33), 36氪 (No. 15589594, Class 34), 36氪 (No. 9818949, Class 35), 36氪 (No. 12901505, Class 36), 36氪 (No. 15323967, Class 37), 36氪 (No. 13893962, Class 38), 36氪 (No. 15323968, Class 39), 36氪 (No. 15323969, Class 40), 36氪 (No. 13894014, Class 41), 36氪 (No. 12901772, Class 43), 36氪 (No. 15589592, Class 44), 36氪 (No. 15323970, Class 45)

II. Software Copyright

No.	Name of software	Registration number	First publication date
1	36氪 iOS client software V1.5	2014SR129852	January 1, 2013
2	36氪 media client software V1.5	2016SR264837	January 1, 2013
3	36氪 information publication platform	2016SR296841	August 28, 2016
4	36氪advertising platform	2016SR296866	August 28, 2016
5	36氪 multimedia showcase platform	2016SR296946	August 28, 2016
6	36氪SME service platform	2016SR298547	August 26, 2016
7	Internal reference information software for retail owners	2017SR293448	March 14, 2017

III. 36Kr WeChat official account (wow36kr) and 36kr Weibo account, and all the articles, material library, message history, followers and other contents of such accounts

Appendix III

Representations and Warranties of the Company, the Controlling Shareholder and the Founder

1.                           Approval by the Regulatory Authority and Licenses

(1)                                 The Group Company has obtained all the licenses, consents and other permits and approvals required for its incorporation, valid existence and current business operations. The procedures are legal and compliant, and are in full force and effect. Moreover, the Group Company has completed within the statutory time limit the procedures of renewing or replacing licenses, consents and other permits and approvals that are about to expire.

(2)                                 All reports, declaration forms and materials on the existence and operation of the Group Company have been submitted or provided to the relevant government authorities as required by law or as a condition of any license, consent, permit or approval, except where omission of submission or provision will not have material adverse effects on the Group Company.

(3)                                 There are neither circumstances under which any license, consent, permit or approval necessary to continue the Group Company may be altered, revoked or not renewed, nor circumstances which may confer a right to alter or revoke, except for the circumstances under which the alterations, revocations or non-renewal will not have material adverse effects on the Group Company.

2.                           Capacity to Act

(1)                                 The Founder has sufficient civil rights and capacity to sign this Agreement and other Capital Increase Transaction Documents, fully fulfill all obligations under this Agreement and other Capital Increase Transaction Documents and complete transactions under this Agreement.

(2)                                 The Controlling Shareholder is a joint stock limited company duly incorporated and validly existing under the PRC laws. The Controlling Shareholder has all the necessary powers, authorization and capabilities to sign this Agreement and other Capital Increase Transaction Documents, and perform its obligations under this Agreement and the various Capital Increase Transaction Documents proposed under this Agreement.

Appendix III - 1

(3)                                 The Company is a limited liability company duly incorporated and validly existing under the PRC laws. The Company has all the necessary powers, authorization and capabilities to sign this Agreement and other Capital Increase Transaction Documents, and perform its obligations under this Agreement and the various Capital Increase Transaction Documents proposed under this Agreement.

(4)                                 This Agreement and other Capital Increase Transaction Documents shall constitute the legal, valid and binding obligations of the parties in accordance with their respective terms upon signing and delivery by them and shall be enforceable against the Founder, the Controlling Shareholder and the Company unless subject to the following restrictions: (a) applicable bankruptcy, insolvency, reorganization or other generally applicable laws concerning or affecting the exercise of rights of creditors; and (b) the applicable results of legal remedies.

(5)                                 The signing of this Agreement and other Capital Increase Transaction Documents and performance of obligations under this Agreement and other Capital Increase Transaction Documents by the Founder, the Controlling Shareholder and the Company will:

(i)                                     not result in the violation of any legal documents binding on them or the non-performance of obligations under such legal documents;

(ii)                                  not result in the violation of any order, judgment or decree of any court or government authority binding on them; and

(iii)                               not be detrimental to the legitimate interests of any third party.

Except where the above circumstances will not affect the performance of obligations under this Agreement.

3.                           Ownership

(1)                                 The Group Company is a limited liability company duly incorporated, existing and registered under the laws of its place of registration, and has the right and capacity to exercise all its civil rights as a corporate legal person.

(2)                                 As of the date of this Agreement, the registered capital of the Group Company has been effectively contributed and paid in accordance with the provisions of the Articles of Association, and there is no overdue or false capital contribution by shareholders.

Appendix III - 2

(3)                                 There is no trust, holding agency, option, pledge or other form of guarantee, equity donation or other encumbrance on the equity of the Group Company or any part thereof, and there are no agreements or undertakings to provide or create any of the foregoing, and no person claims to be entitled to any of the above rights.

(4)                                 There are no outstanding agreements or undertakings requesting the distribution, issuance or transfer of any equity in the Group Company, or that grant any person the right to request the distribution, issuance or transfer of any equity in the Group Company.

(5)                                 Except as disclosed to Tianhong Lvyan and Wentou Huyu, the Company has not established any other offices, branches, nor does it hold shares or have similar shareholder interests in other companies, affiliates and other social organizations; or directly or indirectly control, hold shares of or have interests in any other entities.

(6)                                 The Founder, the Controlling Shareholder and the Company have submitted to Tianhong Lvyan and Wentou Huyu or their representatives and consultants on the date of this Agreement copies of the current business license and other licenses of the Group Company and documents relating to the business operation of the Group Company and the Articles of Association. The above documents are complete, accurate, true and effective in all respects.

(7)                                 The Group Company has kept the books necessary for the company operation in accordance with applicable laws, which accurately record the matters in the books; the Group Company has not received any notice or allegation that any of the above records are incorrect or shall be rectified.

(8)                                 All documents that should be submitted by the Group Company to all relevant government authorities have been submitted properly, except where not submitting will not have material adverse effects on the Group Company.

4.                           Accuracy and Adequacy of Data

(1)                                 All information, documents and materials provided by the Founder, the Controlling Shareholder and the Company to Tianhong Lvyan and Wentou Huyu or their consultants are true, accurate and complete in all material respects, and there are no circumstances under which the failure to disclose any facts or matters to Tianhong Lvyan and Wentou Huyu or any of their consultants may cause any such information to be inaccurate or misleading in any such material respects due to any omission or ambiguity or any other reasons.

Appendix III - 3

(2)                                 The Founder, the Controlling Shareholder, and the Company have provided Tianhong Lvyan and Wentou Huyu or their consultants at their reasonable request all the necessary information within their grasp for Tianhong Lvyan and Wentou Huyu to decide whether to subscribe for the Company’s newly registered capital or not. The information, documents and materials relating to this Agreement provided by the Company, the Controlling Shareholder and/or the Founder to Tianhong Lvyan and Wentou Huyu do not contain misrepresentations of material facts, or omit any material facts which would cause representations in this Agreement or such disclosures to be misleading.

5.                           Accounts

(1)                                 In respect of the accounts of the Group Company:

(i)                                     They are prepared in accordance with the applicable laws and accounting principles generally recognized in the place of registration and adopted by companies operating businesses similar to those of the Group Company;

(ii)                                  They are complete and accurate in all respects, and the provisions for bad debts and doubtful debts, depreciation, depreciated and slow-moving inventory during any period as of or before the date of completion of its accounts are in accordance with the applicable accounting standards;

(iii)                               They are the true and fair reflection of the financial position of the Group Company, including but not limited to profits or losses; and

(iv)                              They are not subject to the effect of any special, extraordinary or non-recurring items, except for items explicitly disclosed in the accounts of the Group Company.

(2)                                 Except as disclosed to Tianhong Lvyan and Wentou Huyu, the Group Company do not have any significant liabilities (whether actual or contingent, with undetermined amount or in dispute) that are not fully disclosed or accrued in the accounts or unfulfilled capital commitments.

Appendix III - 4

6.                           Accounting Records

(1)                                 The Group Company has kept complete accounts, books, original accounts, financial and other records; these accounting records contain the latest data and complete and accurate details of the business activities of the Group Company, as well as all matters that shall be recorded as required by the Company Law of the People’s Republic of China, the Enterprise Accounting System of the People’s Republic of China and other applicable laws and regulations.

(2)                                 The Group Company owns or controls the accounts, books, original accounts, financial and other records as its property, and has not received any notice or allegation that any of the above records are incorrect or shall be rectified.

(3)                                 All transactions relating to the business of the Group Company have been correctly and timely recorded in the accounting records of the Group Company, and no substantial errors or deviations are included or reflected in these accounts, books, original accounts, financial and other records, and these records are sufficient to respectively truly and accurately reflect the financial position of the Group Company and to explain its transactions.

7.                           Events after the Incorporation of the Group Company

(1)                                 After the official incorporation date of the Group Company and before the Delivery Date, in addition to the disclosed information:

(i)                                     There is no material adverse change in the financial or operating conditions or prospects of the Group Company, and as far as it is known to the Founder and the Controlling Shareholder, there is no circumstances causing such changes.

(ii)                                  The Group Company has been conducting normal and customary operations and operating its business in the same way as usual (including in terms of nature and scope);

(iii)                               The Group Company has not acted as a financing agent of debts or other receivables, or sold or agreed to sell debts or other receivables;

(iv)                              The Group Company has not generated debts, warranties, guarantees, advances or receivables with a total value over RMB One Million (RMB1,000,000), except for the receivables generated from the course of normal business operations;

Appendix III - 5

(v)                                 The Group Company has not signed any guarantee agreement, nor has it assumed any guarantee liability for the debts and obligations of the Founder, the Controlling Shareholder, the Investor Shareholders and third parties, including but not limited to mortgage, pledge and warranty guarantees.

(vi)                              The Group Company has not generated receivables with a single-item value of over RMB One Million (RMB1,000,000) and a cumulative value of over RMB One Million (RMB1,000,000) outside the course of normal business operations;

(vii)                           No mortgage, pledge or other encumbrance has been created on any assets of the Group Company;

(viii)                        The Group Company has not issued any securities;

(ix)                              The Group Company has not experienced an increase in staff costs, except for those reasonably incurred according to the rules and regulations in force or relevant employment contracts;

(x)                                 The Group Company has not provided any loans to any director, supervisor, manager or other employee of the Founder, the Controlling Shareholder and the Group Company and their interested parties, except for advance travel expenses in accordance with the rules and regulations of the Group Company in the course of normal business operations;

(xi)                              The Group Company has not offered price reductions or discounts or rebates when providing services or provided services at prices below the cost that would have a material adverse effect on its profitability;

(xii)                           The Group Company has not altered the fiscal year.

(2)                                 The Group Company has not taken any actions that may lead to a violation of the undertakings in Article 7 of this Appendix.

8.                           Contracts and Undertakings

(1)                                 As of the Delivery Date, except for the disclosed information, the Group Company is not a party to any of the following, nor is it under any of the (current or future) legal liability:

(i)                                     Any guarantee, indemnity, guarantee relationship or letter of credit other than those in normal business activities;

Appendix III - 6

(ii)                                  Any contract or arrangement directly or indirectly restricting the freedom of the Group Company to operate its business anywhere in the world in manners deemed appropriate, or directly or indirectly restricting the ability of the Group Company to transfer all or any part of its business;

(iii)                               Any joint venture contract or arrangement, partnership rights or obligations for the purpose of sharing profits (however, for the avoidance of doubt, does not include arrangements that share fees or operating income on a case-by-case basis) or any other contract or arrangement relating to the involvement of the Group Company in any business together with any other person;

(iv)                              Any contract or arrangement involving matters not falling within the scope of the Group Company’s ordinary business, or business transactions or arrangements constituting a deviation from the usual model of the Group Company;

(v)                                 Any contract or arrangement in which any director, supervisor, manager or related party or interested party of the Group Company directly or indirectly have interests, except for employment agreements;

(vi)                              Any contract or arrangement that is not signed in the ordinary course of business and involves expenditure or income of the Group Company of over RMB One Million (RMB1,000,000) within any fiscal year;

(vii)                           Any contract or arrangement with related parties of the Group Company that is not signed in the ordinary course of business and involves payment or income of over RMB One Million (RMB1,000,000);

(viii)                        Any contract or arrangement that the Group Company is unable to terminate by giving a notice three (3) months or less in advance without being subject to any special compensation fees; or

(ix)                              Any contract or arrangement that may be terminated once delivery occurs or the ownership or control of the Group Company changes, or will be subject to material adverse effect because of such changes.

Appendix III - 7

(2)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, there is no significant contract to which the Group Company is a party that has been breached, become invalid or has reasons to be terminated, revoked, abolished or refused to be performed, and no such allegations are known, except in the case where the third party of the relevant contracts failed to make payment.

(3)                                 The Group Company does not have any tenders or bids or sales or service proposals that are still valid, significant to its business and, if accepted, will likely result in loss.

9.                           Authorization

In addition to authorizing employees to enter into regular trade contracts or engage in business operations and management activities customary for the Group Company, the Group Company has not granted or provided any person with any authorization or other power basis that is yet to be completed or remains in force to enter into any contract or undertaking on behalf of the Group Company.

10.                    Operations

Major customers or major suppliers of the Group Company have not ceased or indicated their intention to cease transactions with the Group Company, and as far as it is known to the Founder, the Controlling Shareholder and/or the Company, no major customer or major supplier of the Group Company may substantially reduce the transactions with the Group Company; as far as it is known to the Founder, the Controlling Shareholder and/or the Company, the signing or delivery of this Agreement and other Capital Increase Transaction Documents will not adversely affect the attitudes or actions of major customers and suppliers towards the Group Company.

The Group Company has complied with all applicable laws, regulations, government regulations and related permits and licenses in the course of business.

11.                    Arrangements among the Company, the Controlling Shareholder and the Founder

The Company has not agreed to provide guarantees or any collateral or indemnity for any debt or obligation of the Founder, the Controlling Shareholder, directors, supervisors or managers of the Company or any of their related parties or interested parties. The Founder, the Controlling Shareholder and their related parties or interested parties will cooperate with the Company in completing the Qualified Initial Public Offering, trying to solve the problem of horizontal competition with the Company to ensure that the Company’s Qualified Initial Public Offering is not affected.

Appendix III - 8

12.                               Bank Account and Borrowing

Except as disclosed to Tianhong Lvyan and Wentou Huyu,

(1)                                 The Group Company has no outstanding loaned capital, nor has it borrowed or agreed to borrow any money that has not been repaid or with unfulfilled borrowing obligations. It is not a party to any of the following and does not have any obligation related to any of the following:

(i)                                     Any loan agreement, bond, acceptance credit, money order, promissory note, finance lease, debt or inventory financing, discount or accounts receivable factoring arrangement or sale and leaseback arrangement; or

(ii)                                  Any other arrangement for the purpose of raising funds or providing funds or credit.

(2)                                 The Group Company does not hold any shares or securities not fully paid or with any incidental obligations, nor does it have any obligation related to the above shares or securities.

(3)                                 The Group Company has not lent or agreed to lend any money without receiving repayment and does not own interests in any existing or future debts.

(4)                                 The Group Company has not signed any mortgage, guarantee or indemnity contract that is invalid and unenforceable in accordance with its terms.

(5)                                 No event has occurred that would constitute any non-performance of or default on any terms of any loaned capital, borrowings, bonds or financing of the Group Company, or would render any third party the right to request repayment before the normal due date, and no other person has alleged that such an event has occurred.

(6)                                 The Group Company has not borrowed any money from any source of funds after the official incorporation date, except where borrowings are made in the ordinary course of business and do not constitute a material adverse effect on the production and operation of the Group Company.

(7)                                 The Group Company does not have any debts or accounts payable to the following persons/entities:

(i)                                     The Founder

Appendix III - 9

(ii)                                  The Controlling Shareholder

(iii)                               Directors, supervisors or managers of the Company; or

(iv)                              Related parties or interested parties of the above persons/entities.

13.                    Insolvency

(1)                                 No order requiring the liquidation of the Group Company has been made; no request for the liquidation of the Group Company has been submitted; no meeting for the purpose of reviewing the resolution of the liquidation of the Group Company has been convened; no such resolution has been passed.

(2)                                 No ruling on the bankruptcy of the Group Company has been made; no petition or application for such orders is made; no bankruptcy administrator relating to the Group Company has been appointed; no notice for the purpose of appointing a bankruptcy administrator relating to the Group Company has been issued or submitted; no step or procedure for the appointment of a bankruptcy administrator relating to the Group Company has been taken or carried out.

(3)                                 No receiver (including administrative receiver) related to all or any of the assets of the Group Company has been appointed.

(4)                                 No proposal on the formation of a debt restructuring agreement or similar arrangement between the Group Company and creditors has been made.

(5)                                 There is currently no valid moratorium for the Group Company, and no step or procedure for the purpose of obtaining such moratorium has been taken or carried out.

(6)                                 There is no event involving the Group Company that is similar to any of the above.

(7)                                 The Group Company is not insolvent or unable to repay its debts, nor does it cease repaying debts due.

(8)                                 No effective judgment, mediation paper or ruling on the Group Company is not fulfilled.

Appendix III - 10

14.           Litigation and Claims

(1)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, the Group Company, the Controlling Shareholder or the Founder and their respective related parties or interested parties are not involved in any pending lawsuits, arbitrations or other dispute resolution procedures or administrative or criminal proceedings that is affecting the major assets and business of the Group Company or this Capital Increase as plaintiffs, defendants or in other capacities. As far as it is known to the Founder, the Controlling Shareholder and/or the Company, there are no lawsuits, arbitrations or other dispute resolution procedures or administrative or criminal proceedings pending and filed by or against the Group Company, the Controlling Shareholder or the Founder and their respective related parties or interested parties, threatened by the Group Company or by others against the Group Company, the Controlling Shareholder and/or the Founder and their respective related parties or interested parties, or expected to be filed by or against the Group Company, the Controlling Shareholder and/or the Founder and their respective related parties or interested parties. As far as it is known to the Founder, the Controlling Shareholder and/or the Company, there are no facts or circumstances that could lead to any lawsuits, arbitrations, mediations or administrative or criminal proceedings.

(2)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, the Group Company, the Controlling Shareholder or the Founder and their respective related parties or interested parties has not received any written notice of any investigation or inquiry on matters of the Group Company, the Controlling Shareholder or the Founder and their respective related parties or interested parties by any government authority or other agencies currently or in the past, in particular but not limited to matters in environmental protection, public health, fire protection, safety, labor, taxation. The Founder, the Controlling Shareholder and the Company are not aware of any circumstances that would lead to such formal investigations or inquiries.

(3)                                 The Group Company has not committed any criminal, illegal, unlawful or unauthorized acts or breached any obligations or responsibilities in accordance with or arising out of regulations, contracts or other rules, nor does it have legal liabilities involving the above acts or breaches. And there is no unresolved claim against the Group Company, the Controlling Shareholder and/or the Founder and their respective related parties or interested parties, except for those without material adverse effects on the production and operation of the Group Company.

Appendix III - 11

(4)                                 The Group Company has not produced, sold or provided any products or services that fail to comply with all applicable laws, regulations or standards in material respects, or are defective or hazardous, or are not consistent with any relevant explicit representations or warranties.

15.                    Ownership and Status of Assets

(1)                                 The assets required by the Group Company in the course of business are included in its accounts.

(2)                                 The Group Company is the legal and beneficial owner of each asset (except for current assets that are sold, disposed of or used in the normal course of business) included in its accounts or acquired after the official incorporation date; there is no encumbrance on these assets, and each of the assets that may be possessed is owned by the Group Company.

(3)                                 The Group Company has the ownership of all intangible assets and fixed assets that are reflected as assets in its balance sheet, and there is no encumbrance, or attachment by courts. Such intangible assets and fixed assets are properly registered under the Group Company at the relevant registries of the government authority in accordance with the relevant laws and regulations if registration is feasible and necessary.

(4)                                 The Group Company has the whole, transferable title not subject to any encumbrance to the movable and immovable property and assets used in its business. The Group Company has paid all taxes and other related fees in full in accordance with applicable laws, and there is no default of payment or circumstances where supplementary payment of taxes or other fees is necessary.

(5)                                 All non-owned land, buildings and fixed assets currently used by the Group Company are leased under valid leases. All such leases are legal and valid. The Group Company has not violated the leases or been at fault under the leases.

(6)                                 There are no options, mortgages, pledges, liens (except for liens that are generated according to the law in the ordinary course of business) or other forms of guarantees or other encumbrances relating to, created on, or affecting all or part of the business or assets of the Group Company. And there are no agreements or undertakings providing or creating any of the above, and no person claims to be entitled to any of the above interests.

Appendix III - 12

(7)                                 All vehicles and office equipment used by the Group Company in relation to its business are normally repaired, maintained, and operated, and are available for use in the business of the Group Company.

16.                    Intellectual Property

(1)                                 The Group Company does not use any name other than the name displayed on its business license and “36Kr” or “36氪”.

(2)                                 The Group Company owns or has the right to use all intellectual property assets and business information that are currently used for the ordinary course of business or that are required to meet current plans and proposals.

(3)                                 All fees and steps for the renewal, application and other formal registration of intellectual property assets owned by the Group Company necessary for their maintenance, protection and enforcement have been paid or taken, or will be paid and taken as planned.

(4)                                 The intellectual property assets owned by the Group Company are valid, existing and enforceable and are not subject to any mortgage, encumbrance or other rights.

(5)                                 All licenses involving intellectual property assets and business information and contracts relating thereto entered into by the Group Company will not be terminated by this Capital Increase and/or a change in ownership or control of the Group Company.

(6)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, any third party has not violated any license or contract relating to any intellectual property assets currently used for business purposes.

(7)                                 The Group Company is not obligated to license, sublicense or carry out any transfer of any intellectual property assets or business information it owns or uses.

(8)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, no third party is infringing or has infringed or used without permission any intellectual property assets or business information owned or used by the Group Company.

(9)                                 The activities, business information and intellectual property assets of the Group Company do not constitute and has not constituted infringement or unauthorized use of intellectual property assets or business information of any third party.

Appendix III - 13

(10)                          The intellectual property assets and business information owned by the Group Company are not the subject of any litigation, objection or administrative proceeding.

(11)                          The confidential information owned by the Group Company has not been disclosed or otherwise permitted to be known to any third party without such third party performing confidentiality obligations.

(12)                          The Group Company is not a party to any confidentiality or other contract restricting the free use or disclosure of its business information, nor does it assume any obligation restricting the free use or disclosure of its business information that may have a material adverse effect on the business of the Group Company.

(13)                          The operation of the Group Company does not result in the payment of intellectual property royalties or similar payment obligations.

17.                    Information Technology

The information technology and domain names owned or used by the Group Company is not the subject of any litigations, dispute or claim; as far as it is known to the Founder, the Controlling Shareholder and/or the Company, there are no expected or likely litigations, disputes or claims relating to any information technology or domain names owned or used by the Group Company.

18.                    Employees

(1)                                 Since the official incorporation date of the Group Company, no significant changes have been made to the remuneration or other terms of employment of any manager of the Group Company.

(2)                                 The employees of the Group Company have not made any claims on any intellectual property assets relating to the business of the Group Company, and as far as it is known to the Founder, the Controlling Shareholder and/or the Company, no employee will make such a claim.

(3)                                 There are no unresolved or likely disputes among any member and any union or other organizations formed for similar purpose of the Group Company, and the Group Company is not a party to any collective bargaining agreement or other arrangements (whether or not binding).

(4)                                 The Group Company does not have any actions or circumstances in major violations of laws or regulations relating to labor, employment, social insurance and/or housing provident fund.

Appendix III - 14

(5)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, no employee or other personnel or former employee or other former personnel threaten to file against the Group Company, and no other person threaten to file against the Group Company for any employee or other personnel or former employee or other former personnel, claims involving any accident, injury, unpaid salary, overtime payment, severance payment, social security payment, leave or any other matters caused or incurred by the employment or hiring of such employee or other personnel or former employee or other former personnel by the Group Company, and there is no such claims pending.

19.                    Environmental Matters

(1)                                 The Group Company has legally obtained and holds all or any of the permits, consents, licenses, approvals, certificates and other authorizations necessary for its production and operations required under any applicable laws relating to environmental protection (“Environmental Protection Law”), and all or any of the terms and conditions under these authorizations required by the Environmental Protection Law, except where omission of such will not result in material adverse effects on the legal and normal operation of the Group Company;

(2)                                 The Group Company complies with and has always complied with the Environmental Protection Law in major respects;

(3)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, the Group Company has not received any form of information from any relevant authorities that it may or may be alleged to be in violation of the Environmental Protection Law;

(4)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, there are no legal proceedings or other litigations, claims or investigations against the Group Company with material adverse effects on the production and operation of the Group Company or relating thereto or otherwise in connection with the Environmental Protection Law, nor are there any pending or potential legal proceedings or other litigations, claims or investigations.

Appendix III - 15

(5)                                 As far as it is known to the Founder, the Controlling Shareholder and/or the Company, there are no facts or circumstances that could lead to actual or potential environmental liability for the Group Company;

(6)                                 The Group Company has not received any notice or notification of complaints or claims on any matters relating to environmental protection matter from any person;

(7)                                 The Group Company has not received any injunctions or similar remedies or orders from competent courts on any environmental matter or made any commitments to such courts.

20.                    Taxes

(1)                                 The Group Company has submitted all tax returns required by the relevant tax authorities in accordance with the law, and all such tax returns are complete and correct in all material respects. The Group Company has paid all the payable taxes (whether or not displayed on the tax returns) in accordance with the requirements of the relevant tax authorities as required by law, or has made appropriate provisions in its financial statements in accordance with the requirements of the relevant tax authorities as required by law. Any assets or property of the Group Company are not subject to tax guarantees enjoined to be provided by the relevant tax authorities, except for those relating to taxes outstanding and payable; the Group Company is in compliance with the requirements of the relevant tax authorities applicable to it or its business (including but not limited to, if any, the conditions for preferential tax treatment); and as far as it is known to the Founder, the Controlling Shareholder and/or the Company, no government or regulatory authority will impose or have reasons to impose any additional taxes on the Group Company during any period that a tax return has been filed or required to be filed. The Group Company has no:

(i)                                     dispute or claim on any tax liability that has been claimed or filed by any government or regulatory authority, or;

(ii)                                  warning about any reasonably expected tax liability dispute or claim as far as it is known to the Founder, the Controlling Shareholder, and/or the Company.

(2)                                 Provisions made in the accounts of the Group Company are sufficient for the deferred tax and are fully compliant with the accounting practices generally recognized in the place of registration and adopted by companies or organizations operating similar businesses.

Appendix III - 16

(3)                                 If all the facts and circumstances known to the Founder, the Controlling Shareholder and/or the Company are known facts and circumstances at the time of accounts preparation, the provisions for the deferred tax in the corresponding accounts shall not be more than the provisions already made.

21.                    Tax Returns, Disputes, Records and Requests

(1)                                 The Group Company has submitted and provided on its own or arranged others to submit and provide all applicable tax returns and all data required by any tax authority.

(2)                                 On the date of this Agreement, the Group Company has neither tax liability that is unresolved or expected to occur, in which the tax authority may recover any taxes (including fines or interest) from the Group Company, nor dispute or disagreement with any tax authority concerning any tax benefits to the Group Company, and there are no circumstances that will very likely lead to such disputes or disagreements.

22.                    Insurance

As far as it is known to the Founder, the Controlling Shareholder and/or the Company, all major assets of the Group Company that may and need to be insured according to industry practices (specifically real estate and vehicles, if any) have been insured in accordance with applicable laws and industry practices against risks that are usually insured against.

23.                    Incentive Mechanism

There are neither other stock option nor other similar performance-based incentive arrangements (including stock appreciation rights scheme) for employees (or former employees), directors (or former directors), supervisors (or former supervisors) or consultants (or former consultants) or contractors (or former contractors) of the Group Company, nor other similar arrangements that are affecting any of the above persons.

24.                    No State-owned Assets

The Group Company does not have any state-owned assets, and does not need to undergo any form of assessment of state-owned assets or obtain approval for disposal of state-owned assets in order to facilitate the completion of the transaction in accordance with the laws and regulations of China.

25.                    No Undisclosed Business

As of the Delivery Date, the business of the Group Company has not exceeded the business scope approved in its business license. The Group Company has not engaged in any business that is not disclosed to Tianhong Lvyan and Wentou Huyu.

Appendix III - 17

26.                    Compliant Business Practices

(1)                                 The Founder, the Controlling Shareholder and the Company acknowledge that the related parties of the Group Company and any other person acting on behalf of the above parties do not, whether or not related to transactions under this Agreement or related to other matters, (i) deliberately violate any applicable laws and orders; (ii) make any improper payments to government officials for business benefits or advantages.

(2)                                 The Founder, the Controlling Shareholder and the Company acknowledge that the Group Company and/or the related parties of the Group Company and any other person acting on behalf of the above parties does not take any actions that may violate the applicable Anti-corruption Laws which include but are not limited to: relevant anti-corruption and anti-commercial bribery laws and regulations of China, the United States Foreign Corrupt Practices Act of 1977 as amended, and the applicable anti-corruption laws of other countries (hereinafter referred to as “Anti-corruption Laws”). Any of the related parties of the Group Company and any other person acting on behalf of the above parties have never offered, paid, promised to pay or authorized to pay any money or anything of value to any government official taking office in any government authority or any entity (if the related party of the Group Company knew that all or part of such money or things of value would very likely be offered, given or promised to be given to any government official, either directly or indirectly). For the purposes of this article, government authority also includes any entity or enterprise owned or controlled by government authorities or international public organizations.

(3)                                 The Founder, the Controlling Shareholder and the Company acknowledge that the Group Company and/or the related parties of the Group Company and any other person acting on behalf of the above parties, for the following purposes: (i) influence any act or decision within the authority of the government official; (ii) induce the government official to perform any act or omission in respect of his/her statutory duties; (iii) obtain any improper advantage; (iv) obtain any government research grant or national special project; (v) assist the Group Company in obtaining or retaining business or introduce business to the Group Company; or (v) induce the government official to influence or interfere with acts or decisions of any government authorities, have never accepted, offered, paid, promised to pay, authorized to pay, or taken actions to procure the acceptance, offer, or payment of any money or anything of value to any government officials taking office in any government authority or any entity (if the related party of the Group Company knew that all or part of such money or things of value would very likely be offered, given or promised to be given any government official, either directly or indirectly).

Appendix III - 18

(4)                                 The Founder, the Controlling Shareholder and the Company acknowledge that the Group Company and/or the related parties of the Group Company and any other person acting on behalf of the above parties has not violated the principle of fair competition and employed means such as giving, receiving property or other benefits to obtain transaction opportunities or other economic benefits in business activities.

(5)                                 The Founder, the Controlling Shareholder, and the Company acknowledge that key employees of the Group Company have not held any administrative position in any government authority, university or other public institution, and have not taken advantage of their positions outside the Group Company to seek any improper benefits for the Group Company, including but not limited to obtaining transaction opportunities, government approvals, or government research grants for the Group Company.

(6)                                 No government official, government authority or entity currently has any direct or indirect interest in the Group Company, or any legal or beneficial interest in the Group Company and the Proceeds From Capital Increase Subscriptions paid to the Group Company by Tianhong Lvyan and Wentou Huyu under this Agreement.

(7)                                 The Group Company maintains and will maintain accurate and complete books and records in accordance with the applicable Anti-corruption Laws and generally recognized accounting principles.

Appendix III - 19

Appendix IV

Disclosure List

1. As of the date of issuance of this disclosure list, the owner of the “wow36kr” official WeChat account, the “36kr” Weibo account and the intellectual property in Appendix II is the Controlling Shareholder.

2. As of the date of issuance of this disclosure list, the owner of the trademark rights of “36氪” and “36kr” is the Controlling Shareholder. The Company uses the above trademark rights free of charge, and the Company has not signed a transfer agreement with the Controlling Shareholder.

3. On May 8, 2017 and June 5, 2017, the Controlling Shareholder signed the Loan Agreement with the Company and provided the Company with a loan of RMB7,123,521.38.

4. The relevant wages, social insurance and housing provident fund of individual employees of the Company who need to apply for work permits and sign labor contracts with the Controlling Shareholder are all borne by the Controlling Shareholder. After the Company has completed the application to become qualified for handling work permits, such employees will have theirs replaced.

Appendix V

List of Key Employees

Name	Position	Identification number
Feng Dagang	President	132801197810243614
Zhang Zhuo	Assistant President	110108198311236028
Li Yang	Chief Editor	210402197611192941
Ye Hongguang	Vice President of Business Center	130206197910210016
Li Zheng	General Manager of Brand Advertising	510781198201130075

Appendix VI

Address for Notice

For the purposes of the article on notice set forth in this Agreement, the original addresses of the parties are as follows:

To the Founder:

Liu Chengcheng

Address: 6th Floor, Haizhi Chuangtou, No.34 Haidian Street, Haidian District, Beijing, China

Recipient: Wang Jingyu

Phone: 010-59974030

Zip code: 100089

E-mail: wangjingyu@36kr.com

To the Company Shareholders:

Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

Address: 6th Floor, Haizhi Chuangtou, No.34 Haidian Street, Haidian District, Beijing, China

Recipient: Wang Jingyu

Phone: 010-59974030

Zip code: 100089

E-mail: wangjingyu@36kr.com

Tianjin Zhanggongzi Technology Partnership (Limited Partnership)

Address: 6th Floor, Haizhi Chuangtou, No.34 Haidian Street, Haidian District, Beijing, China

Recipient: Wang Jingyu

Phone: 010-59974030

Zip code: 100089

E-mail: wangjingyu@36kr.com

To the Company

Beijing Pinxin Media Culture Co., Ltd.

Address: 6th Floor, Haizhi Chuangtou, No.34 Haidian Street, Haidian District, Beijing, China

Recipient: Wang Jingyu

Phone: 010-59974030

Zip code: 100089

E-mail: wangjingyu@36kr.com

To the Investor Shareholders

Suzhou Industrial Park Gebi Yinghe Venture Capital Partnership (Limited Partnership)

Address: Room 1508, Gopher Center, No.757 Mengzi Road, Huangpu District, Shanghai, China

Recipient: Xu Chen

Phone: 021-51601618

Fax: 021-56295805

Zip code: 200023

E-mail: ken@gobi.cn

Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership)

Address: Pactera Building, Phase 2, Zhongguancun Software Park, 8 Dongbeiwang West Road, Haidian District, Beijing, China

Recipient: Liu Renjie

Phone: 18610451803

Zip code: 100193

E-mail: liurenjie@itv.baidu.com

Beijing Gebi Lvzou Angel Investment Center (Limited Partnership)

Address: Room 906, Block H, Phoenix Land Plaza, No.A5 Shuguang Xili, Beijing, China

Recipient: Jiang Tao

Phone: 86.10.8455.4115

Fax: 86.10.8455.4119

Zip code: 100028

E-mail: don@gobi.cn

Hangzhou Jincun Investment Management Partnership (Limited Partnership)

Address: Room 3211, 32nd Floor, Jintou Financial Building, No.2-6 Qingchun East Road, Jianggan District, Hangzhou

Recipient: Chen Chenjie

Phone: 0571-87225309

Fax:

Zip code: 310016

E-mail: chenchenjie@hzfi.cn

Shenzhen Guohong No.2 Enterprise Management Partnership (Limited Partnership)

Address: 9th Floor, Block A, Fairmount Tower, Wangjing, Chaoyang District, Beijing

Recipient: Zhang Shu

Phone: 18610053125

Zip code: 100102

E-mail: zhangshu@cpcfund.cn

Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd.

Address: 28th Floor, No. 369, Jiangsu Road, Changning District, Shanghai

Recipient: Lin Nan

Phone: 18621585219

E-mail: linnan@focusmedia.cn

Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership)

Address: Room 1202, Block B, Global Trade Center, No.36 North Third Ring Road East, Dongcheng District, Beijing

Recipient: Wang Xi

Tel.: 18510249488

Zip code: 100010

Email: wangxi@thfund.com.cn

Beijing Wentou Huyu Investment Co., Ltd.

Address:

Recipient:

Tel.:

Zip code:

Email:

Annex I

Regarding the Shareholders Agreement of Beijing Pinxin Media Culture Co., Ltd.

Annex II

Articles of Association of Beijing Pinxin Media Culture Co., Ltd.

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Liu Chengcheng

Signature: [signed]

Beijing Pinxin Media Culture Co., Ltd.

(Seal) [Chopped: Beijing Pinxin Media Culture Co., Ltd. 1101081077300]

Legal representative: [signed]

Beijing Xieli Zhucheng Financial Information Service Co., Ltd.

(Seal) [Chopped: Beijing Xieli Zhucheng Financial Information Service Co., Ltd. 1101080814347]

Legal representative: [signed]

Tianjin Zhanggongzi Technology Partnership (Limited Partnership)

(Seal) [Chopped: Tianjin Zhanggongzi Technology Partnership (Limited Partnership)]

Executive partner delegate: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Shenzhen Guohong No.2 Enterprise Management Partnership (Limited Partnership)

(Seal) [Chopped: Shenzhen Guohong No.2 Enterprise Management Partnership (Limited Partnership) 4403041137861]

Executive partner delegate: [signed]

Signature page

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership)

(Seal) [Chopped: Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership) 1101080319389]

Executive partner delegate: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Hangzhou Jincun Investment Management Partnership (Limited Partnership)

(Seal) [Chopped: Hangzhou Jincun Investment Management Partnership (Limited Partnership) 3301040112941]

Executive partner delegate: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd.

(Seal) [Chopped: Gongqingcheng Fenzhong Chuangxiang Information Technology Co., Ltd. 3604820009040]

Legal representative: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership)

(Seal) [Chopped: Ningbo Meishan Baoshui Gangqu Tianhong Lvyan Investment Management Partnership (Limited Partnership) 3302060231082]

Executive partner delegate: [signed]

Signature page

(This is a signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have procured their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership)

(Seal) [Chopped: Jiaxing Xiaodu Neirong Equity Investment Partnership (Limited Partnership) 3304020025051]

Executive partner delegate:

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Suzhou Industrial Park Gebi Yinghe Equity Investment Partnership (Limited Partnership)

(Seal) [Chopped: Suzhou Industrial Park Gebi Yinghe Equity Investment Partnership (Limited Partnership) 3205940045568]

Executive partner delegate: [signed]

Signature page

(This is signature page)

In view of this, individuals of the parties or the parties to the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. have promoted their respective officially authorized representatives to sign the Capital Increase Agreement of Beijing Pinxin Media Culture Co., Ltd. on the date stated at the beginning of the Agreement.

Beijing Wentou Huyu Investment Co., Ltd.

(Seal) [Chopped: Beijing Wentou Huyu Investment Co., Ltd. 1001760012816]

Executive partner delegate: [signed]

Signature page